Exhibit 10.1

NON-REDEMPTION AGREEMENT

This Non-Redemption Agreement (this “Agreement”) is entered as of March 27, 2024, by and among Viveon Health Acquisition Corp., a Delaware corporation (“VHAQ” or the “Company”), Viveon Health LLC, a Delaware limited liability company (the “Sponsor”), and the undersigned investor (collectively, the “Investor”).

RECITALS

WHEREAS, the Sponsor currently holds shares of VHAQ’S common stock, par value $0.0001 per share (the “Founder Shares”), which Founder Shares were initially sold in a private placement in connection with VHAQ’S initial public offering;

WHEREAS, in connection with VHAQ’S initial public offering, (i) the Sponsor became a party to that certain Letter Agreement, dated December 22, 2020, by and among VHAQ, the Sponsor, and VHAQ’S officers and directors (the “Letter Agreement”), and became bound by all terms, conditions, and covenants thereof, and (ii) the Sponsor became a party to that certain Registration Rights Agreement, dated as of December 22, 2020, by and among VHAQ, the Sponsor, and Holders ((as such term is used therein) (the “Registration Rights Agreement”);

WHEREAS, VHAQ expects to hold a special meeting of stockholders (as adjourned or postponed from time to time, the “Meeting”) for the purpose of (i) approving an amendment to Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to extend the date by which the Company must consummate a business combination (the “Extension”) from March 31, 2024 (the “Current Outside Date”) through and including September 30, 2024 (the “Extension Amendment Proposal”) and (ii) amending the Investment Management Trust Account with Continental Stock Transfer & Trust (the “Trust Amendment Proposal”);

WHEREAS, the Charter provides that a holder of VHAQ’S common stock, initially sold as part of the units in VHAQ’S initial public offering (whether they were purchased in VHAQ’S initial public offering or thereafter in the open market) (the “Public Shares” and, together with the Founder Shares, the “Common Stock”) may redeem its Public Shares for an estimated $11.57 (without taking into account any allowable liquidation distributions and based upon certain estimates for interest, income taxes, and other factors) (the “Redemption Price”) in connection with the proposal to amend the Charter to effectuate the Extension upon the terms and subject to the conditions set forth in the Charter (“Redemption Rights”);

WHEREAS, as of the date of this Agreement, Investor is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 550,000 Public Shares (the “Investor Shares”);

WHEREAS, Investor is willing to not exercise its Redemption Rights in connection with the Extension, or to validly rescind any previously submitted redemption demand, with respect to the Investor Shares, subject to the terms of this Agreement; and

WHEREAS, subject to the terms and conditions of this Agreement, at the closing of the proposed business combination, the Sponsor desires to forfeit that number of Founder Shares equal to 150,000 Shares (the “Forfeited Shares”) in consideration of the Extension to September 30, 2024, and the Company desires to issue to the Investor, and the Investor desires to acquire from the Company, a number of newly-issued shares of VHAQ Common Stock equal to the Forfeited Shares (the “New Shares”) at the time of the Closing (as hereinafter defined).

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NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor, the Company, and the Sponsor, intending to be legally bound, hereby agree as follows:

1. Terms of Non-Redemption; Forfeiture; and Issuance.

1.1. Non-Redemption of Investor Shares; Closing. Upon the terms and subject to the conditions of this Agreement, including the additional conditions set forth in Section 1.2, if (a) the Investor does not exercise (or exercised and validly rescinds) its Redemption Rights with respect to all of the Investor Shares in connection with the Meeting and (b) the Extension Amendment Proposal and the Trust Amendment Proposal are approved at the Meeting and implemented by the Company, then, at the Closing (as defined below) the Sponsor shall forfeit for no consideration the Forfeited Shares and the Company shall issue to the Investor the New Shares for no additional consideration. The New Shares shall be issued free and clear of any liens or other encumbrances, other than (x) pursuant to the provisions of the Letter Agreement, (y) restrictions on transfer imposed by the securities laws, and (z) any other agreement relating to the Founder Shares entered into in connection with the proposed business combination (which shall be no less favorable or more restrictive than what is agreed to by the Sponsor). The consummation of the forfeiture of the Forfeited Shares by the Sponsor and the issuance of the New Shares by the Company (the “Closing”) shall occur promptly following the consummation of the proposed business combination (and in any event no later than two (2) business days after the satisfaction of the conditions set forth in Section 1.2). Alternatively, at the Investor’s election, at the closing of the business combination, following the satisfaction of redemption demands validly submitted by VHAQ’s public shareholders, the Company shall cause its transfer agent pay to Investor directly from the Company’s trust account an amount in cash equal to the product of (i) 150,000 and (ii) the final per-share redemption price then available to Company stockholder (the “Share Consideration Payment”). For the avoidance of doubt, in order to receive the Share Consideration Payment, Investor shall not redeem 150,000 VHAQ publicly traded Class A shares at the time of the business combination redemption deadline. Should Investor demand and Company transfer the Share Consideration Payment, the Company shall be deemed to have fully satisfied its obligation to issue New Shares to the Investor.

1.2. Conditions. The forfeiture of the Forfeited Shares by the Sponsor and the issuance of the New Shares (if applicable) by the Company shall be subject to the conditions that, and shall not be effected unless and until, (i) the proposed business combination is consummated and (ii) the Investor (or its permitted transferees (as provided by the provisions of the Letter Agreement, the “Permitted Transferees”)) executes the Joinder (as defined in Section 1.6).

1.3. Adjustment to Share Amounts; Dividends.

1.3.1. If, at any time prior to the Closing, the number of outstanding Founder Shares is increased or decreased by a consolidation, combination, split, or reclassification of the Founder Shares or other similar event, then, as of the effective date of such consolidation, combination, split, reclassification, or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in the Founder Shares.

1.3.2. If, at any time prior to the Closing, any dividends or distributions are paid on the Founder Shares, (i) effective as of the Closing, the Sponsor hereby forfeits all rights to receive such dividends or other distributions with respect to the Forfeited Shares and (ii) the Investor shall be issued such dividends or other distributions that Investor would have received if Investor had held a number of Founder Shares equal to the Forfeited Shares immediately prior to such event.

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1.3.3. If, at any time prior to the Closing, there shall occur any reorganization, recapitalization, reclassification, consolidation, or merger involving VHAQ in which VHAQ’S Common Stock is converted into or exchanged for securities, cash, or other property, then, following any such reorganization, recapitalization, reclassification, or merger, in lieu of the New Shares, the Company shall issue to the Investor in lieu of the New Shares the kind and amount of securities, cash, or other property receivable upon such reclassification, reorganization, merger, or consolidation, that Investor would have received if Investor had held the New Shares immediately prior to such event.

1.4. Forfeitures; Transfers; etc. The Investor shall not be subject to forfeiture, surrender, claw-back, transfers, disposals, exchanges, or earn-outs for any reason on the New Shares. The Investor acknowledges that prior to, or at the time of, the proposed business combination, the Sponsor may subject the Founder Shares to earn-outs, forfeitures, transfers, or other restrictions, or amend the terms under which the Founder Shares were issued or any restrictions or other provisions relating to the Founder Shares set forth in the instruments establishing the same (including voting in favor of any such amendment) or enter into any other arrangements with respect to the Founder Shares, and that the Sponsor may effectuate such earn-outs, forfeitures, transfers, restrictions, amendments, or arrangements, including arrangements relating to the relaxation or early release of restrictions, in such amounts and pursuant to such terms as the Sponsor determines in his sole and absolute discretion for any reason. Sponsor acknowledges and agrees that any such earn-outs, forfeitures, transfers, restrictions, amendments, or arrangements shall not apply to the New Shares and the terms and conditions applicable to the New Shares shall not be changed or the number or amount reduced as a result of any such earn-outs, forfeitures, transfers, restrictions, amendments, or arrangements.

1.5. Registration Rights. At the Closing, the Company will grant the Investor registration rights under the Registration Rights Agreement equivalent to the registration rights that the Sponsor has with respect to the Founder Shares, and hereby represents and confirms to the Investor that, upon the Investor’s receipt of the New Shares and execution of the Joinder (as defined below), (i) the Investor shall be a “Holder” under the Registration Rights Agreement and (ii) the New Shares shall be “Registrable Securities” under the Registration Rights Agreement.

1.6. Joinder to Letter Agreement and Registration Rights Agreement. At the Closing, the Investor (or its Permitted Transferee) shall execute a joinder to the Letter Agreement and the Registration Rights Agreement in substantially the form attached hereto as Exhibit B (the “Joinder”), pursuant to which (i) the Investor shall agree with VHAQ to be bound by the transfer restrictions set forth in, and to be subject to, the provisions of the Letter Agreement solely with respect to the New Shares and (ii) to be bound by the terms and provisions of the Registration Rights Agreement as a “Holder” thereunder with respect to the New Shares (upon acquisition thereof) as “Registrable Securities” thereunder and VHAQ hereby agrees to execute the Joinder contemporaneously with the Closing. Notwithstanding anything in this Agreement or the Joinder to the contrary, the Investor shall be released with respect to the New Shares from any transfer or lock-up restrictions under the Letter Agreement or the Registration Rights Agreement to the same proportional extent as any holder of Founder Shares, including the Sponsor, is released from such restrictions.

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1.7. Termination. This Agreement and each of the obligations of the undersigned shall terminate on the earlier of (a) the failure of VHAQ’S stockholders to approve the Extension Amendment Proposal and the Trust Amendment Proposal at the Meeting or the determination of the Company not to proceed to effect the Extension, (b) the fulfillment of all obligations of parties hereto, (c) the liquidation or dissolution of VHAQ, (d) the mutual written agreement of the parties hereto, or (e) if the Investor exercises its Redemption Rights with respect to any Investor Shares in connection with the Meeting and such Investor Shares are actually redeemed in connection with the Meeting. Notwithstanding any provision in this Agreement to the contrary, the Sponsor’s obligation to forfeit the Forfeited Shares and the Company’s obligation to issue the New Shares shall be conditioned on (i) the satisfaction of the conditions set forth in Section 1.2, Section 1.5, and Section 1.6 hereof and (ii) the Investor Shares not being redeemed in connection with the Meeting.

2. Representations and Warranties of the Investor. The Investor represents and warrants to, and agrees with, the Sponsor and the Company that:

2.1. No Government Recommendation or Approval. The Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the New Shares.

2.2. Accredited Investor. At the time the Investor was offered the New Shares, it was, and as of the date hereof, the Investor is, an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act of 1933, as amended (the “Securities Act”), or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, and acknowledges that the offer and sale contemplated hereby are being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3. Intent. The Investor is acquiring the New Shares solely for investment purposes, for such Investor’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and the Investor has no present arrangement to sell the New Shares to or through any person or entity except as may be permitted hereunder.

2.4. Restrictions on Transfer; Trust Account; Redemption Rights.

2.4.1. The Investor acknowledges and agrees that, following their issuance, the New Shares will be subject to the transfer restrictions and certain other restrictions as set forth in the relevant provisions of the Letter Agreement.

2.4.2. The Investor acknowledges and agrees that the New Shares are not entitled to, and have no right, interest, or claim of any kind in or to, any monies held in the Trust Account or distributed as a result of any dissolution or liquidation of VHAQ or liquidation of the Trust Account.

2.4.3. The Investor agrees only with VHAQ, solely for the benefit of and, notwithstanding anything else herein, enforceable only by VHAQ, to waive any right that it may have to elect to have VHAQ redeem any Investor Shares and agrees not to redeem or otherwise exercise any right to redeem, the Investor Shares and to reverse and revoke any prior redemption elections made with respect to the Investor Shares, in each case, solely in connection with the Extension Amendment Proposal. For the avoidance of doubt, nothing in this Agreement is intended to restrict or prohibit the Investor’s ability to redeem any Public Shares other than the Investor Shares, or to trade or redeem any Public Shares (other than the Investor Shares) in its discretion and at any time or trade or redeem any Investor Shares in its discretion and at any time after the date of the Meeting.

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2.4.4. The Investor acknowledges and understands that (a) the New Shares are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act and have not been registered under the Securities Act and, if in the future the Investor decides to offer, resell, pledge, or otherwise transfer New Shares, such New Shares may be offered, resold, pledged, or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and, in each case in accordance with any applicable securities laws of any state or any other jurisdiction and (b) the New Shares may be subject to legends and stop transfer instructions consistent with the foregoing. The Investor agrees that, if any transfer of the New Shares or any interest therein is proposed to be made (other than pursuant to an effective registration statement or Rule 144 under the Securities Act), as a condition precedent to any such transfer, the Investor may be required to deliver to VHAQ an opinion of counsel (including internal counsel) satisfactory to VHAQ that registration is not required with respect to the New Shares to be transferred. Absent registration or another available exemption from registration, the Investor agrees it will not transfer the New Shares.

2.5. Sophisticated Investor. The Investor is sophisticated in business and financial matters and able to evaluate the risks and benefits of the waiver of Redemption Rights on the terms set forth in this Agreement and the investment in the New Shares.

2.6. Risk of Loss. The Investor is aware that an investment in the New Shares is highly speculative and subject to substantial risks. The Investor is cognizant of and understands the risks related to the acquisition of the New Shares, including those restrictions described or provided for in this Agreement and the Letter Agreement pertaining to transferability. The Investor is able to bear the economic risk of its investment in the New Shares for an indefinite period of time and able to sustain a complete loss of such investment.

2.7. Independent Investigation. The Investor has relied upon an independent investigation of VHAQ and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from the Sponsor or any representatives or agents of the Sponsor, other than as set forth in this Agreement. The Investor is familiar with the business, operations and financial condition of VHAQ and has had an opportunity to ask questions of, and receive answers from VHAQ’S management concerning VHAQ and the terms and conditions of the proposed sale of the New Shares and has had full access to such other information concerning VHAQ as the Investor has requested. The Investor confirms that all documents that it has requested have been made available and that the Investor has been supplied with all of the additional information concerning this investment which the Investor has requested.

2.8 Disclosure of Information. The Investor or its advisor has had an opportunity to receive, review, and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business, and the terms and conditions of the offering of the New Shares, and has conducted and completed its own independent due diligence. Such Investor acknowledges that it has had an opportunity to review VHAQ’S filings made with the SEC that are available on the SEC’s EDGAR system. Based on the information the Investor or its advisor has deemed appropriate, and without reliance on VHAQ or the Sponsor or their respective advisors, the Investor has independently made its own analysis and decision to enter into this Agreement. The Investor or its advisor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate), including, but not limited to, all business, legal, regulatory, accounting, credit, and tax matters.

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2.9. Organization and Authority. If an entity, the Investor is duly organized and existing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority to acquire the New Shares, execute and deliver into this Agreement, and to perform all the obligations required to be performed by the Investor hereunder. If the Investor is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder, and to consummate the transactions contemplated hereby.

2.10. Non-U.S. Investor. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the New Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the New Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the New Shares. The Investor’s subscription and payment for and continued beneficial ownership of the New Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction.

2.11. Authority. This Agreement has been validly authorized, executed and delivered by the Investor, assuming due authorization, execution, and delivery by the Company and the Sponsor, is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

2.12. No Conflicts. The execution, delivery, and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not and will not (i) result in a violation of the Investor’s organizational documents, (ii) violate, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any agreement or instrument to which the Investor is a party, or (iii) result in a violation of any law, statute, rule, or regulation to which the Investor is subject (including federal and state securities laws), or any order, judgment or decree applicable to Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights, or violations that would not reasonably be expected to prevent the Investor from fulfilling its obligations under this Agreement.

2.13. No Intent to Effect a Change of Control; Ownership. The Investor has no present intent to effect a “change of control” of VHAQ, as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.

2.14. No Advice from the Sponsor or Company. The Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the form of Joinder with the Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Sponsor and the Company explicitly made in this Agreement, the Investor is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of the Sponsor or the Company or any of its or their representatives or agents for any reason whatsoever, including, without limitation, for legal, tax, or investment advice, with respect to this investment, the Sponsor, VHAQ, the New Shares, the transactions contemplated by this Agreement, or the securities laws of any jurisdiction.

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2.15. Reliance on Representations and Warranties. The Investor understands that the New Shares are being offered and sold to the Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of the Investor set forth in this Agreement in order to determine the applicability of such provisions.

2.16. No General Solicitation. Assuming the accuracy of the Company’s representations and warranties in Section 4.3, the Investor is not subscribing for New Shares as a result of or subsequent to any general solicitation or general advertising within the meaning of Regulation D under the Securities Act, including, but not limited to, any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

2.17. Brokers. No broker, finder, or intermediary has been paid or is entitled to a fee or commission from or by the Investor in connection with the acquisition of the New Shares nor is any person entitled to or will accept any such fee or commission.

2.18. No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, the Investor has not made, does not hereby make, and shall not be deemed to have made any other express or implied representation or warranty with respect to the Investor, and the Investor disclaims any such representation or warranty. Except for the specific representations and warranties expressly made by the Sponsor in Section 3 and by the Company in Section 4 of, and elsewhere in, this Agreement and in any certificate or agreement delivered pursuant hereto, the Investor specifically disclaims that it is relying upon any other representations or warranties that may have been made by the Sponsor or the Company.

3. Representations and Warranties of the Sponsor. The Sponsor represents and warrants to, and agrees with, the Investor that:

3.1. Organization and Authority. The Sponsor is a limited liability company duly formed and validly existing and in good standing as a limited liability company under the laws of the State of Delaware and possesses all requisite limited liability company power and authority to enter into this Agreement and to perform all of the obligations required to be performed by the Sponsor hereunder. All corporate action on the part of the Sponsor and its officers, directors, and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Sponsor required pursuant hereto has been taken. This Agreement has been duly executed and delivered by the Sponsor and (assuming due authorization, execution, and delivery by the Company and Investor) constitutes the Sponsor’s legal, valid, and binding obligation, enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

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3.2. Title to Securities. The Sponsor is the record and beneficial owner of, and has good and marketable title to, the Founder Shares and will, immediately prior to the forfeiture of the Forfeited Shares, be the record and beneficial owner of the Forfeited Shares, in each case, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally and applicable securities laws).

3.3. No Conflicts. The execution, delivery, and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Sponsor is a party or by which it is bound with respect to the Founder Shares (including the Letter Agreement) or (ii) any law, statute, rule, or regulation to which the Sponsor is subject or any order, judgment, or decree to which the Sponsor is subject, except, in each case, for such conflicts, defaults or violations that would not reasonably be expected to prevent the Sponsor from fulfilling its obligations under this Agreement. The Sponsor is not required under federal, state, or local law, rule, or regulation to obtain any consent, authorization, or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement, including the forfeiture of the Forfeited Shares, in accordance with the terms hereof.

3.4. Transfer Restrictions. Until termination of this Agreement, the Sponsor shall not transfer any of the Forfeited Shares or any interest therein or right referencing or related thereto other than any transfer in connection with an proposed business combination as contemplated by this Agreement.

3.5. Reliance on Representations and Warranties. The Sponsor understands and acknowledges that the Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of the Sponsor set forth in this Agreement.

3.6. No Pending Actions. There is no action pending against the Sponsor or, to the Sponsor’s knowledge, threatened against the Sponsor or, before any court, arbitrator, or governmental authority, that, in any manner, challenges or seeks to prevent, enjoin, or materially delay the performance by the Sponsor of its obligations under this Agreement.

3.7. No Other Representations and Warranties. Except for the specific representations and warranties expressly contained in this Section 3 and elsewhere in this Agreement and in any certificate or agreement delivered pursuant hereto, the Sponsor has not made, does not hereby make and shall not be deemed to make any other express or implied representation or warranty with respect to the Sponsor, the Meeting, the Extension Amendment Proposal, the forfeiture by the Sponsor of the Forfeited Shares or the issuance by the Company of the New Shares hereunder, and the Sponsor disclaims any such representation or warranty.

4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Investor that:

4.1. Organization and Authority. The Company is duly organized and existing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority to enter into this Agreement and perform all the obligations required to be performed by the Company hereunder. This Agreement has been validly authorized, executed, and delivered by the Company, assuming due authorization, execution, and delivery by the Sponsor and the Investor, is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

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4.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company’s organizational documents, (ii) violate, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any agreement or instrument to which the Company is a party, or (iii) result in a violation of any law, statute, rule, or regulation to which the Investor is subject (including federal and state securities laws), or any order, judgment, or decree applicable to the Company, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights, or violations that would not reasonably be expected to prevent the Company from fulfilling its obligations under this Agreement.

4.3. No General Solicitation. The Company has not offered the New Shares by means of any general solicitation or general advertising within the meaning of Regulation D under the Securities Act, including, but not limited to, any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or the internet or broadcast over television or radio or the internet or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.4. Valid Issuance. The New Shares have been or will be duly and validly authorized and, on the date of issuance will be duly and validly issued, fully paid and non-assessable and free of all preemptive or similar rights, liens or other encumbrances, other than (x) pursuant to the Letter Agreement, (y) restrictions on transfer imposed by the securities laws, and (z) any other agreement relating to the Founder Shares entered into in connection with the proposed business combination (which shall be no less favorable or more restrictive than what is agreed to by the Sponsor).

4.5. Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Company in connection with the sale of the New Shares nor is any person entitled to or will accept any such fee or commission.

4.6. Reliance on Representations and Warranties. The Company understands and acknowledges that the Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of the Company set forth in this Agreement.

4.7. No Pending Actions. There is no action pending against the Company or, to the Company’s knowledge, threatened against the Company, before any court, arbitrator, or governmental authority, that, in any manner, challenges or seeks to prevent, enjoin, or materially delay the performance by the Company of its obligations under this Agreement.

4.8. No Other Representations and Warranties. Except for the specific representations and warranties expressly contained in this Section 4 and elsewhere in this Agreement and in any certificate or agreement delivered pursuant hereto, the Company has not made, does not hereby make, and shall not be deemed to have made any other express or implied representation or warranty with respect to the Company, the Meeting, the Extension Amendment Proposal, the forfeiture by the Sponsor of the Forfeited Shares or the issuance by the Company of the New Shares hereunder, and the Company disclaims any such representation or warranty.

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5. Additional Investor Covenants.

5.1. Voting. The Investor agrees only with VHAQ, solely for the benefit of and, notwithstanding anything else herein, enforceable only by VHAQ, that, unless otherwise advised, it will vote all Investor Shares owned, as of the applicable record date, by it at the Meeting in favor of the Extension Amendment Proposal and the Trust Amendment Proposal and cause all such shares to be counted as present at the Meeting for purposes of establishing a quorum.

5.2. No Borrowing. The Investor hereby agrees only with VHAQ, solely for the benefit of and, notwithstanding anything else herein, enforceable only by VHAQ, that it shall not borrow the Investor Shares to satisfy the requirement in Section 1.1(a) to hold the Investor Shares on the date of the Meeting.

6. Trust Account. Until the earlier of (a) the consummation of VHAQ’S proposed business combination and (b) the liquidation of the Trust Account, or such later time the Company may approve in accordance with the Charter, the Company will maintain the investment of funds held in the Trust Account in cash in an interest-bearing demand deposit account at a bank. VHAQ further confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due pursuant to the Inflation Reduction Act of 2022 upon a redemption of the Public Shares, including, but not limited to, in connection with the Extension Amendment Proposal or a liquidation of VHAQ if it does not effect an proposed business combination prior to its termination date.

7. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. With respect to any suit, action, or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the exclusive jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York.

8. Assignment; Entire Agreement; Amendment.

8.1. Assignment. Any assignment of this Agreement or any right, remedy, obligation, or liability arising hereunder by any party hereto to any person that is not an affiliate of such party shall require the prior written consent of the other parties hereto.

8.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties hereto as to the subject matter thereof and merges and supersedes all prior discussions, agreements, and understandings of any and every nature among them relating to the subject matter hereof.

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8.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

8.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

9. Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered, sent by email or other electronic transmission, provided that the sender does not receive a bounce-back reply of non-delivery, sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, postage prepaid, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or second-day courier service, or if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice and (b) if by any other form of electronic transmission, when directed to such party.

10. Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11. Survival; Severability.

11.1. Survival. The representations, warranties, covenants, and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

11.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

12. Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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13. Disclosure; Waiver. In connection with the entry into this Agreement, VHAQ will file all required disclosures required to comply with the rules and guidance promulgated by the SEC with respect to the Rule 14e-5 prohibition of purchases outside a tender offer, including, but not limited to, all requirements set forth in Compliance and Disclosure Interpretation 166.01 and (to the extent that it has not already filed) a Current Report on Form 8-K under the Exchange Act reporting, to the extent not previously publicly disclosed, the material terms of this Agreement. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. VHAQ agrees that the name of the Investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, rule, regulation, or stock exchange rule. The Investor (i) acknowledges that the Sponsor may possess or have access to material non-public information which has not been communicated to the Investor; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Sponsor or any of VHAQ’S officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including any potential business combination involving VHAQ, including, without limitation, any claims arising under Rule 10b-5 of the Exchange Act; and (iii) is aware that the Sponsor and Company are relying on the truth of the representations set forth in Section 2 of this Agreement and the foregoing acknowledgement and waiver in this Section 13, in connection with the transactions contemplated by this Agreement. VHAQ shall, by 9:30 a.m., New York City time, no later than the first business day immediately following the execution of this Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby and any other material, nonpublic information that VHAQ has provided to Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document or the initial Form 8-K referred to in the first sentence of this Section 13, to VHAQ’S knowledge, Investor shall not be in possession of any material, nonpublic information received from VHAQ or any of its officers, directors, or employees.

14. Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute the Investor and the Sponsor as, and the Sponsor acknowledges that the Investor and the Sponsor do not so constitute, a partnership, a limited partnership, a syndicate, an association, a joint venture or any other kind of entity, including, but not limited to, for the purpose of acquiring, holding, or disposing of securities of VHAQ, or create a presumption that the Investor and the Sponsor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Sponsor acknowledges that the Investor and the Sponsor are not acting in concert or as a group, and the Sponsor shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

15. Most Favored Nation. In the event the Sponsor or VHAQ has entered into or enters one or more other non-redemption agreements before or after the execution of this Agreement in connection with the Meeting, the Sponsor and VHAQ represent that the terms of such other agreements are not materially more favorable in the aggregate to such other investors thereunder than the terms of this Agreement are in respect of the Investor. For the avoidance of doubt, the Sponsor and VHAQ hereby acknowledge and agree that a ratio of Investor Shares to New Shares in any such other non-redemption agreement that is more favorable to any other investor party to such other agreement than such ratio in this Agreement is to Investor would be materially more favorable to such other investor. In the event that another investor is afforded any such more favorable terms than the Investor, the Sponsor shall promptly inform the Investor of such more favorable terms in writing (email being sufficient), and the Investor shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

16. ROFR. In the event the Company seeks any future equity or debt offerings (the “Future Financings”), it acknowledges and agrees that it shall first offer Investor the ability to participate in up to $20,000,000 of any such Future Financings prior to the execution of any agreements governing the Future Financings. Investor shall have fifteen (15) calendar days (unless such period of time is waived by the Investor) to elect to participate in such Future Financing by delivering written notice to the Company. If Investor does not exercise its right to participate in a Future Financing within such fifteen (15) calendar day period, Investor shall be deemed to have waived such rights, and the Company may complete such Future Financing on terms no more favorable to the investors therein than those specified in the offer to Investor.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

METEORA SPECIAL OPPORTUNITY FUND I, LP;

METEORA CAPITAL PARTNERS, LP; and

METEORA SELECT TRADING OPPORTUNITIES MASTER, LP

By:	/s/ Vikas Mittal
Vikas Mittal, Managing Member

COMPANY:
VIVEON HEALTH LLC

By:	/s/ Jagi Gill
Jagi Gill, CEO

SPONSOR:
VIVEON HEALTH LLC

By:	/s/ Jagi Gill
Jagi Gill, CEO

Fund	Investor Shares	New Shares
Meteora Special Opportunity Fund I, LP	20,950	5,714
Meteora Capital Partners, LP	49,855	13,597
Meteora Select Trading Opportunities Master, LP	479,195	130,689
Total	550,000	150,000

[Signature Page to Non-Redemption Agreement]

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Exhibit A

[Exhibit Internationally Omitted]

[Exhibit A to Non-Redemption Agreement]

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Exhibit B

FORM OF JOINDER

TO

LETTER AGREEMENT

AND

REGISTRATION RIGHTS AGREEMENT

_______, 2024

Reference is made to that certain Non-Redemption Agreement, dated as of ______, 2024 (the “Agreement”), by and among Meteora Special Opportunity Fund I, LP, LLC, Meteora Capital Partners, LP, and Meteora Select Trading Opportunities Master, LP (“Investor”), Viveon Health Acquisition Corp. (the “Company”), and Viveon Health LLC (the “Sponsor”), pursuant to which Investor agreed not to exercise Redemption Rights with respect to certain Investor Shares and, in consideration therefor, acquired securities of the Company upon the consummation of the Company’s proposed business combination. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this Joinder, Investor hereby agrees, as of the date first set forth above, that Investor (i) shall become a party to that certain Letter Agreement, dated December 22, 2020, by and among VHAQ, the Sponsor, and VHAQ’S officers and directors (as it may be amended from time to time, the “Letter Agreement”), in accordance with the relevant provisions of the Letter Agreement, and shall be bound by, and shall, subject to the acknowledgment below, be subject to the transfer restrictions set forth under the relevant provisions of the Letter Agreement solely with respect to its New Shares in the same manner as if Investor were a “Sponsor” original signatory to the Letter Agreement; provided, however, that the Investor shall be permitted to transfer its New Shares to its affiliates in accordance with the relevant provisions of the Letter Agreement; and (ii) shall become a party to that certain Registration Rights Agreement, dated December 22, 2020, by and among the Company, its officers and directors, and the Sponsor (as it may be amended from time to time, including in connection with the proposed business combination, the “Registration Rights Agreement”), and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and the New Shares (together with any other equity security of the Company issued or issuable with respect to any such New Shares by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation, or reorganization) shall be “Registrable Securities” thereunder.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein, in the Letter Agreement (to the extent applicable to the Investor) and the Registration Rights Agreement is between the Company and Investor, solely, and not between and among Investor and the other stockholders of the Company signatory thereto.

This joinder may be executed in two or more counterparts, and by electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, all of which shall be deemed an original and all of which together shall constitute one instrument.

[signature page follows]

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INVESTOR:

[                      ]

By:

COMPANY:

VIVEON HEALTH ACQUISITION CORP.

By:
Jagi Gill, CEO

SPONSOR:

VIVEON HEALTH LLC

By:
Jagi Gill, CEO

[Signature Page to Joinder to Letter Agreement and Registration Rights Agreement]

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